SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "**Agreement**") is made this 29th day of December, 2009, by and among **Gamers Factory, Inc.**, a Maryland Corporation ("**Gamers**"), **Todd S. Hays and Whitney A. Hays**, Maryland residents (collectively the "**Hayses,**" and together with Gamers sometimes referred to collectively as the "**Obligors**") and **The Columbia Bank**, a Maryland banking institution ("**Lender**").

RECITALS

R.1 Pursuant to an Amended and Restated Loan Agreement, dated July 7, 2006, (the "**Amended and Restated Loan Agreement**"), and associated Loan Documents, Gamers is primarily obligated to Lender for a revolving line of credit loan, Loan No. 1601764160 (the "**RLOC Loan**") and the Hayses are primarily obligated to Lender for a term loan (the "**Term Loan**"), which loans (collectively, the "**Loans**") are evidenced respectively, by: (a) that certain Amended and Restated Revolving Line of Credit Promissory Note (the "**RLOC Note**") from Gamers to the Lender dated July 7, 2006, in the principal amount of up to $5,000,000; and (b) that certain Term Loan Promissory Note (the "**Term Note**") from the Hayses to the Lender dated July 7, 2006, in the original principal amount of $1,000,000.00 The Hayses have unconditionally guarantied Gamers performance of its primary obligations for the RLOC Loan and Gamers has unconditionally guarantied the Hayses performance of its primary obligations for the Term Loan.

R.2. To secure performance of its obligations for the Loans, Gamers pledged (i) all business assets of Gamers, including, without limitation, Gamers' accounts receivable and inventory (collectively, the "**Business Assets Collateral**"); and (ii) key man life insurance policy(ies) Gamers purchased on the life of Todd S. Hays. To secure performance of its obligations for the Loans, the Hayses pledged their real property and improvements including: (i) 1705 Gardiner Road, Hunt Valley, Maryland (the Hayses' home); (ii) Unit No. 59, King's Grant Condominium, Fenwick Island, Sussex County, Delaware (the Hayses' investment beach condo); (iii) Unit No. 18, King's Grant Condominium, Fenwick Island, Sussex County, Delaware (the Hayses' investment beach condo); (iv) 199 Bay Avenue, Slaughter Beach, Delaware (the Hayses' investment beach lot) (collectively the "**Real Property Collateral**"); and (v) personal property relating to the Real Property Collateral. The repayment and security for the RLOC Loan and the Term Loan were cross-collateralized and cross-defaulted.

R.3. The Hayses invested the proceeds of the Term Loan it received from Lender in Gamers, and Gamers booked this investment as a loan from the Hayses to Lender carrying the same repayment terms as the Term Loan from Lender to the Hayses, all as evidenced by that certain Confessed Judgment Promissory Note, dated July 25, 2006, made by Gamers in favor of the Hayses (the "**Mirror Note**"). Lender, Gamers and/or the Hayses executed intercreditor agreements with regard to this loan from the Hayses to Gamers. Following these arrangements, Gamers has serviced the Hayses payment obligations to Lender on the Term Loan, by making payments directly to Lender.

R.4. Gamers and the Hayses have requested that Lender amend and modify the Loans by, among other things, (i) completely satisfying and extinguishing the Term Loan; and (ii) extending the term of the RLOC to a five (5) year fixed term and otherwise restating and changing

its repayment terms. Lender has agreed to make these modifications provided Gamers and/or the Hayses, among other things, (i) pay a one-time origination/loan documentation fee of Eighteen Thousand Dollars ($18,000.00), (ii) maintain their primary depository account relationships at Lender under the terms set forth more specifically hereinafter; (iii) pledge their Lender deposit accounts as collateral for performance of its obligations to Lender; and (iv) agree to certain other modifications in the guaranties and other loan agreements and financing instruments (as fixed and modified, the RLOC Loan shall be referenced hereinafter as the "**Loan**").

R.5 As a further part of the described modifications,the Gamers Business Assets Collateral and all other collateral for the Loan, including the Real Estate Collateral, the Life Insurance Collateral and certain of the Hayses' personal property shall continue without novation as security for the repayment and other obligations of the Loan, as modified on this date. All primary and secondary obligations for the Loan shall continue, as amended and restated by loan agreements and financing instruments executed on the Closing Date. Furthermore, the Obligors shall have satisfied any and all of their outstanding obligations to St. Cloud Capital Partners II, L.P. ("St. Cloud") prior to or simultaneously with the closing of this Loan and shall provide evidence to Bank of the satisfaction and release of the St. Cloud obligations, which evidence shall be sufficient in the Bank's sole but reasonable discretion.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Hayses, Gamers and Lender do hereby agree as follows:

CONSTRUCTION AND DEFINITION OF TERMS.

All terms used herein without definition which are defined by the Maryland Uniform Commercial Code shall have the meanings assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. All accounting terms used herein without definition shall have the meanings assigned to them as determined by generally accepted accounting principles. The Recitals above shall constitute a part of this Agreement. Whenever the phrase "satisfactory to Lender" is used in this Agreement such phrase shall mean "satisfactory to Lender in its sole discretion." The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1 "**Agreement**" or "Second **Amended and Restated Loan Agreement**" shall mean this Second Amended and Restated Loan Agreement and all prior and subsequent amendments, modifications, supplements and versions thereof, including, without limitation, (i) the original Loan Agreement, dated May 11, 2004; (ii) the Amended and Restated Loan Agreement, dated June 16, 2004; (iii) the Amendment to Loan and Security Documents, dated February 22, 2005 (executed for the purpose of adding Unit 18 of the King's Grant Condo to the collateral base); (iv) the Change In Terms Agreement, dated as of June 1, 2005 (executed to extend the term and maturity date of the RLOC and its promissory note to June 30, 2005); (v) the Change in Terms Agreement, dated as of July 1, 2005 (executed to extend the term and maturity date of the RLOC and its promissory note to July 31, 2006), (vi) the Change in Terms Agreement, dated as of November 14, 2005 (executed to effect a release as to the Club Ocean Villas Condo as collateral securing obligations relating to the RLOC); (vii) the Change in Terms Agreement,

dated as of February 28, 2006 (executed to add the real property known as 199 Bay Avenue, Slaughter Beach, Delaware, to the collateral base securing performance of the obligations of the RLOC); and (viii) the Change in Terms Agreement, dated as of May 26, 2006 (executed to increase the aggregate principal amount that may be outstanding under the RLOC at any one time up to and including $3,800,000); (ix) the Amended and Restated Loan Agreement dated July 7, 2006 (executed to increase the aggregate principal amount that may be outstanding under the RLOC at any one time up to and including $5,000,000 and to add the Term Loan for $1,000,000), (x) the Change in Terms Agreement dated July 31, 2008 (executed to extend the term and maturity date of the RLOC Loan to September 30, 2008), and (xi) the Change in Terms Agreement dated September 30, 2008 (executed to extend the term and maturity date of the RLOC Loan to December 31, 2008). This Agreement is an amendment and modification to an existing obligation, and not a novation.

1.2 "**Assignment of Life Insurance**" means the Amended and Restated Assignment of Life Insurance Policy as Collateral, datedDecember 29, 2009, from Gamers to Lender covering Gamers' $2.5 million key man policy on the life of Todd S. Hays, and any other key man life policies purchased by Gamers on the life of Todd S. Hays.

1.3 "**Banking Day**" shall mean Monday through Friday, excluding any federal or state holiday or other day that banks in the State of Maryland are closed.

1.4 "**Bankruptcy Code**" means the United States Bankruptcy Code, as amended from time to time.

1.5 "**Business Premises**" shall mean the real property and improvements having an address of 10957 McCormick Road, Hunt Valley, MD 21031, and such other locations as are disclosed to Lender in writing.

1.6 "**Certified**" shall mean that the information, statement, schedule, report or other document required to be "Certified" shall contain a representation of a duly authorized officer of Gamers that such information, statement, schedule, report or other document is true and complete.

1.7 "**Chief Executive Office**" shall mean Gamers' chief executive office located at 10957 McCormick Road, Hunt Valley, MD 21031.

1.8 "**Closing**" shall meanDecember 29, 2009, at 2 p.m. at the offices of the Bank's legal counsel.

1.9 "**Collateral**" shall mean all business assets of Gamers, including, without limitation, Gamers' cash, bank accounts, deposits, accounts receivable, inventory and Equipment, the Life Insurance Collateral, the Possessory Collateral, the Real Property Collateral and related personal property.

1.10 "**Delaware Mortgage**" shall mean the Second Amended and Restated Mortgage and Security Agreement and all amendment, modifications, restatements and prior versions thereof, including (i) that certain Amended and Restated Mortgage and Security Agreement, dated July 7, 2006, executed by the Hayses and recorded with the Recorder of Deeds

Sussex County, DE in Book 08878 at page 222, et seq., (ii) that certain Mortgage and Security Agreement Securing Line of Credit, dated June 16, 2004, which was recorded in the land records for Sussex County, Delaware at Book 6821, Page 139, as to Unit 59, King's Grant Condo; (iii) that certain Mortgage and Security Agreement Securing Line of Credit, dated February 20, 2005. which was recorded in the land records for Sussex County, Delaware at Book 07503. Page 001, as to Unit 18 King's Grant Condo; and (iv) that certain Mortgage and Security Agreement Securing Line of Credit. dated February 28, 2006, which was recorded in the land records for Sussex County, Delaware at Book 08519, Page 082, as to the Slaughter Beach Lot.

1.11 "**Equipment**" shall include, without limitation, all building materials, apparatus, appliances, machinery, equipment, furniture, fixtures, and articles of tangible personal property of every kind or nature whatsoever used in Gamers business, together with (i) all additions, parts, fittings, accessories, special tools, attachments and accessions now and hereafter affixed thereto and/or used in connection therewith and (ii) all replacements thereof and substitutions, all of the foregoing whether now owned or hereafter acquired.

1.12 "**Event of Default**" shall mean any of the events described in **Section 7** hereof.

1.13 "**Financing Statements**" shall mean as updated all those certain UCC-1 financing statements consisting of: (i) the UCC-1 Financing Statement filed with the Maryland State Department of Assessments and Taxation at Film U00329, Folio 0882 on May 24, 2004, perfecting Lender's security interest in all Business Assets Collateral of Gamers; (ii) the UCC-1 Financing Statement filed with the Maryland State Department of Assessments and Taxation on July 13, 2006, at Film U00463, Folio 0484, perfecting Lender's security interests as to the personal property of the Hayses relating to 1705 Gardiner Rd., Hunt Valley, Md.; (iii) the UCC-1 Financing Statement filed with the Delaware Department of State, Division of Corporations as to the Hayses personal property pertaining to Unit 59 Kings Grants Condominium; Unit 18, King's Grant Condominium; and 199 Bay Avenue, Slaughter Beach, Delaware; (iv) the UCC-3 Continuation Statement to be filed with the Maryland State Department of Assessments and Taxation, continuing Lender's security interest in certain personal property owned by the Hayses and used at their home, which security interest was originally perfected by the filing of the financing statement described in clause (ii) of this paragraph; (vi) the UCC-3 Continuation Statement to be filed with the Delaware Department of State continuing Lender's security interest in certain personal property owned by the Hayses and used at Unit 59 Kings Grants Condominium; Unit 18, King's Grant Condominium; and 199 Bay Avenue, Slaughter Beach, Delaware, which security interest was originally perfected by the filing of the financing statement described in clause (iii) of this paragraph.

1.14 "**GAAP**" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

1.15 "**Governmental Authority**" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.16 "**Guaranty**" shall mean the Second Amended and Restated Guaranty, of even date herewith, executed by the Hayses in favor of Lender.

1.17 "**Hayses**" shall mean, individually and collectively, Todd S. Hays and Whitney A. Hays.

1.18 "**Hazardous Materials**" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, operated or acquired by Gamers and/or Hayses is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

1.19 "**Hazardous Materials Contamination**" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, operated or controlled by Gamers and/or Hayses or for which Gamers and/or Hayses has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by Gamers and/or Hayses, and any other contamination by Hazardous Materials for which Gamers and/or Hayses is, or is claimed to be, responsible.

1.20 "**Indebtedness**" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with generally accepted accounting principles, and shall also include all contingent liabilities.

1.21 "**Laws**" shall mean all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

1.22 "**Lien**" shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

1.23 "**Loan**" shall mean any and all outstanding obligations under that certain loan, Loan No. 1601764160, originally established with Borrower on May 11, 2004, and which has been advanced and readvanced, modified, amended, restated and reaffirmed to a fixed, term loan on this date.

1.24 "**Loan Documents**" shall mean any and all agreements, contracts, promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, guaranties, instruments, letters of credit, letter of credit agreements, financing instruments and documents now and hereafter existing between Lender, Gamers and/or The Hayses, executed and/or delivered pursuant to, or related to, this Agreement, the Loans, or otherwise or guaranteeing, securing or in any other manner relating to any of the Obligations, including, without limitation, the instruments and documents referred to in

section 1 hereof, together with any other instrument or document executed by Gamers, the Lender, the Hayses or any other person in connection with the Loans.

1.25 "**Maturity Date**" shall have the meanings set forth in the Second Amended and Restated Promissory Note, with that amended note defining the amended Maturity Date as the earlier of (i)December 29, 2014; and (ii) the date Lender terminates the Loan as provided in the Loan Documents.

1.26 "**Note**" shall mean the Second Amended and Restated Promissory Note of even date herewith.

1.27 "**Obligations**" shall include the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Lender by Gamers and the Hayses under this Agreement, the Second Amended and Restated Promissory Note, the Guaranty, the Loan Documents and otherwise, all present and future obligations and liabilities of Gamers, the Hayses or any other Obligor to Lender for the payment of money under this Agreement, the Second Amended and Restated Promissory Note, the Loan Documents and otherwise (extending to allPrincipal amounts, interest, late charges, fees and all other charges and sums, as well as all costs and expenses payable by any Obligor thereunder)(the "**Expense Payments**"), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, related or unrelated to this Agreement, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement and whether or not of the same character or class as Gamers's and/or the Hayses obligations under this Agreement or the Note, as amended.

1.28 "**Obligor**" shall mean individually and collectively, Gamers, the Hayses and each endorser and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

1.29 "**Permitted Liens**" shall mean (a) Liens of Lender, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Gamers and/or the Hayses by appropriate proceedings, and (c) Liens specifically consented to by Lender in writing, including the liens evidenced by the following instruments:

- a Mortgage from Todd S. Hays unto Baltimore County Savings Bank, F.S.B. dated December 3, 2003 and recorded in the Office of the Recorder of Deeds in and for Sussex County, Georgetown, Delaware on December 9, 2003 in Mortgage Book 6262, page 83, encumbering Unit 59, King's Grant Condominium;

- Assignment of Rents and Leases from Todd S. Hays unto Baltimore County Savings Bank, F.S.B. dated December 3, 2003 and recorded in the Office of the Recorder of Deeds in and for Sussex County, Georgetown, Delaware on December 9, 2003 in Mortgage Book 6262, Page 106, encumbering Unit 59, King's Grant Condominium;

- Indemnity Deed of Trust from Todd S. Hays and Whitney A. Hays, dated October 14, 2004, and recorded in Liber 0020880, folio 582 among the Land Records of Baltimore

County, Maryland, to First Mariner Bank, securing an indebtedness in the original principal sum of $4,510,000 and perfecting a lien against 1705 Gardiner Rd., Hunt Valley, Md.

- Deed of Trust from Todd S. Hays and Whitney A. Hays dated December 16, 2002 and recorded in Liber 0017276, folio 661 among the Land Records of Baltimore County, Maryland to Bank of America, N.A. securing an indebtedness in the original principal sum of $443,700 and perfecting a lien encumbering 1705 Gardiner Rd., Hunt Valley, Md., PROVIDED THAT the terms of this instrument as approved by Lender do not allow for any further advances and or additional costs or fees and that the total obligation of the Hayses under this lien during the term of the Second Amended and Restated Loan is never greater than $305,218.25, as reported by the Hayses to the Lender on August 5, 2009.

- Deed of Trust from Todd Stephen Hays and Whitney Ann Hays dated December 16, 2002 and recorded in Liber 17276, folio 680 among the Land Records of Baltimore County, Maryland to Bank of America, N.A., securing an indebtedness in the original principal sum of $500,000; PROVIDED THAT the terms of this instrument as approved by Lender do not allow for any further advances and or additional costs or fees and that the total obligation of the Hayses under this lien during the term of the Second Amended and Restated Loan is never greater than $313,275.57, as reported by the Hayses to the Lender on August 5, 2009.

- Liens granted by Gamers and the Hayses to Allegiance Capital Limited Partnership ("Allegiance") in accordance with the Intercreditor Agreement among Lender, St. Cloud and Allegiance and Gamers' debenture payable to the order of Allegiance.

1.32 "**Person**" shall include natural persons, corporations, associations, limited liability companies, partnerships, joint ventures, trusts, governments and agencies and departments thereof and every other entity of every kind.

1.33 "**Possessory Collateral**" shall mean accounts, money, funds, or credits of the Hayses' and/or Gamers' now in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any affiliate of the Lender in any capacity whatsoever, including without limitation, any balance of any deposit account and any credits with the Lender or any affiliate of the Lender, as more specifically set forth hereinafter.

1.34 "**Real Property Collateral**" shall mean the real property and improvements, if any, known as (i) unit 59, King's Grant Condominium, Fenwick Island, Sussex County Delaware; (ii) unit 18, King's Grant Condominium, Fenwick Island, Sussex County, Delaware; and (iii) 199 Bay Avenue, Slaughter Beach, Delaware; and (iv) 1705 Gardiner Rd., Hunt Valley, Md.

2. THE LOAN.

2.1. Loan No. 1601764160; Subject to, and in accordance with the terms, conditions and provisions of this Agreement, and all amendments, modifications, and supplements thereof including prior versions thereof, and all other Loan Documents the Lender has made, Lender has agreed to continue to make a loan in the Principal amount of One Million Eight Hundred Thousand Dollars ("$1,800,000") (**the "Loan"**) to Gamers on the date hereof until the earlier to occur of (a)December 29, 2014; or (b) the date the Lender terminates the Loan as provided herein and in the Loan Documents.

2.2. Satisfaction and Release of Original Term Loan and Curtailment of the Loan to a Balance of $1,800,000. The Hayses shall fully repay the Term Loan at Closing in accordance with Lender's closing instructions. The Mirror Note shall be thereby deemed fully paid, satisfied and discharged, and the Hayses agree to provide a release as to such loan and to file any and all releases and terminations necessary to evidence the discharge and satisfaction of this loan in the public records, including a termination statement as to any security interest taken in connection therewith in Gamers Business Assets . The Term Note shall be thereby deemed fully paid, satisfied and discharged and returned to the Hayses. On or before Closing, TCB shall advance such monies to Gamers as shall bring the balance of the monies owed TCB on the Loan to a total of $1,800,000. Gamers shall use these monies to repay the Hayses on the Mirror Note. This $1,800,000 amount shall be the new outstanding principal balance due of the Loan. For the convenience of the parties, TCB may apply the additional advances on the Loan to pay down monies due by the Hayses on the Term Loan, and the Hayses shall bring additional monies to Closing to payoff the Term Loan.

2.5 Promissory Note. Gamers obligation to repay the Loan with interest is, and shall be, evidenced by, and the Loan shall be repaid, with interest in accordance with, the Second Amended and Restated Promissory Note from Gamers to the Lender, in form and content satisfactory to the Lender, dated of even date herewith, duly executed by Gamers, and in the restated principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000)..

2.6 Repayment of Loan. Gamers shall pay accrued interest on the outstanding Principal balance of the Loan, and Principal curtailments based on a twenty (20) year amortization of Principal, on a monthly basis commencing onFebruary 1, 2010, and continuing on the same day of each month thereafter. The entire remaining unpaid Principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on demand, but in no event later than the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to Principal. Gamers shall prepay interest accruing on the Loan during the month of December, 2009, at Closing.

2.6 Fees. In consideration of Lender amending the terms of the Loan, Gamers shall pay to the Lender the origination fee of Eighteen Thousand Dollars ($18,000.00). Gamers shall also reimburse Lender for all fees and costs it incurs in servicing or originating the Loan, including, without limitation, costs of legal fees, obtaining appraisals, environmental reports, financial reviews and surveys.

2.7 Late Charge. If any payment required to be made by Gamers hereunder is not paid within ten (10) days after the date on which such payment is due, Gamers shall pay to Lender on demand a late charge equal to five percent (5%) of the amount then due. The late payment charge shall be payable to the Lender on demand.

2.8 Agreement is a Second Amendment, Modification, Supplement and Restatement. This agreement amends, modifies, supplements, and restates for the second time that certain Loan Agreement, dated May 11, 2004, between Gamers and Lender, as the same was amended modified and restated as provided, in part, in paragraph 1.1, and is meant to be read consistently with the loan documents and financing instruments executed between Lender, Gamers, and/or the Hayses, and amendments, modifications, supplements and restatements thereof. Except to the extent they are expressly modified herein, the terms and conditions of the parties original loan agreements and financing instruments are merged in, and incorporated into, and shall be enforceable as provided herein. This Agreement shall not constitute a novation, but instead an amendment or modification of an existing obligation.

2.9 Security. To secure repayment and performance of any and all obligations of the Hayses and Gamers to the Lender however created, arising or evidenced, whether direct, indirect, absolute or contingent, now existing or hereafter arising or acquired, and whether or not evidenced by a Loan Document, including, without limitation, future advances and readvances under any facilities for which Gamers and the Hayses are primarily or secondarily liable and any and all costs incurred by the Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, the "**Obligations**"), the Hayses and Gamers have granted, and continue to grant to the Lender, a continuing security interest in and lien upon the following described property, together with the Collateral as defined above, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, the "**Collateral**"):

All of the personal property of Gamers of every kind and nature including, without limitation, all accounts, equipment, accessions, inventory, goods of any type, chattel paper, instruments, documents, rights to proceeds under letters of credit, letter-of-credit rights, letters of credit, investment property, deposit accounts and general intangibles, wherever located, and rights ancillary to, or arising in any way in connection with, the foregoing.

All of the Hayses' accounts, deposit accounts, investment property, letters of credit, securities, contract rights, letters of credit and general intangibles, Possessory Collateral, wherever located, and rights ancillary to, or arising in any way in connection with the foregoing.

All of the Hayses' building materials, apparatus, appliances, machinery, fixtures, equipment, furniture, and articles of tangible personal property of every kind or nature whatsoever now or hereafter contained in or upon or attached to the Real Property Collateral and any and all replacements thereof and additions thereto and the proceeds, rents, issues, profits and accounts and general intangibles arising therefrom.

Lender is authorized to file a UCC Financing Statement for all Collateral in which it has been granted a security interest by the Hayses and Gamers and to amend, continue and modify any financing statements related to same. The terms of the Amended and Restated Security Agreement, dated July 7, 2006, are hereby confirmed, ratified and repromised by the parties, and, except as specifically modified by the terms of this Agreement and the documents executed substantially contemporaneously herewith, shall form a part of this agreement and are hereby incorporated by reference herein. For the avoidance of doubt, any financial instrument filings made by Lender in connection with the Loan Documents shall continue to perfect Lender's security interests specified by this paragraph and the other provisions of the Loan Documents.

3. REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Gamers and the Hayses, individually and collectively, represent and warrant to Lender that:

3.1 State of Incorporation and Legal Name. Gamers' state of organization and exact legal name are set forth in the first paragraph of this Agreement

3.2 Good Standing. Gamers is a corporation duly organized, legally existing and in good standing under Maryland law, of its organization, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

3.3 Authority. Gamers and the Hayses, individually and collectively, have full power and authority to enter into this Agreement, to make the borrowings and guaranties hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper action, and no consent or approval of any person, including, without limitation, stockholders, officers or directors of Gamers and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof. Neither the Hayses nor any Principal who owns at least 50% of the ownership or voting interests of Gamers is delinquent more than 60 days under the terms of any (1) administrative order, (2) court order, or (3) repayment agreement requiring payment of child support.

3.4 Binding Agreements. This Agreement has been duly and properly executed by Gamers and the Hayses, constitutes the valid and legally binding obligation of Gamers and the Hayses and is fully enforceable against Gamers and the Hayses in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

3.5 No Conflicting Agreements. The execution, delivery and performance by Gamers and the Hayses of this Agreement and the borrowings hereunder will not (a) violate (i) any provision of law or any order, rule or regulation of any court or agency of government, (ii) any award of any arbitrator, (iii) the Articles of Incorporation, By-Laws, Stockholder Agreement or other

corporate governance agreement or document of Gamers, or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Gamers and/or the Hayses are a party or by which Gamers and/or the Hayses or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a material default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of Gamers and/or the Hayses except for Liens created in favor of Lender under or pursuant to this Agreement.

3.6 Litigation. Except as disclosed by Gamers and/or the Hayses to Lender in writing prior to the date hereof, including there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Gamers and/or the Hayses, threatened against or affecting Gamers and/or the Hayses or any property of Gamers and/or the Hayses, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, prospects, properties or in the condition, financial or otherwise, of Gamers and/or the Hayses, and Gamers and/or the Hayses is not, to Gamers's and or the Hayses' knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Gamers and/or the Hayses

3.7 Financial Information. The financial statements of Gamers and/or the Hayses heretofore delivered to Lender are true and complete, fairly present the financial condition of Gamers and/or the Hayses as at such dates and the results of its operations for the period then ended and were prepared in accordance with GAAP applied on a consistent basis for prior periods. There is no Indebtedness of Gamers and/or the Hayses as of the date of such statements which is not reflected therein.

3.8 Taxes. Gamers and the Hayses have paid or caused to be paid all federal, State and local taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State and local tax returns which are required to be filed by Gamers and/or the Hayses.

3.9 Title to Properties. Gamers and the Hayses have good and marketable title to all of its properties and assets (including the Collateral and real Property Collateral) and all of the properties and assets of Gamers and the Hayses are free and clear of Liens, except for Permitted Liens (defined in paragraph 1.28).

3.10 Business Location. Gamers' principle place of business and chief executive office is located at the Chief Executive Office and Gamers has disclosed its other Business Premises to Lender prior to the date hereof. Gamers will not change the location of the Business Premises or open additional business locations (other than those locations heretofore disclosed to Lender) without Lender's prior written consent, which shall not be unreasonably withheld.

3.11 Financial Condition. There has been no adverse change in Gamers' and/or the Hayses' financial condition, Gamers' organization, operations or fixed assets since the date Gamers' and/or the Hayses' loan application was submitted to Lender.

3.12 Licenses and Permits. Gamers has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Gamers conducts its business, and each remains valid and in full force and effect.

3.13 Certain Indebtedness. There is no Indebtedness of Gamers owing to any employee, officer or director of Gamers other than accrued salaries, commissions and the like.

3.14 Broker's or Finder's Commissions. No broker's or finder's fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby, and Gamers and the Hayses agree to save harmless and indemnify Lender from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorney's fees) incurred by Lender in connection therewith. The provisions of this Subsection shall survive the termination of this Agreement and Lender's security interest hereunder and the payment of all other Obligations.

3.15 Outstanding Indebtedness. Gamers has no outstanding Indebtedness except as permitted by **Subsection 6.1** hereof and there exists no default under the provisions of any instrument evidencing such Indebtedness or under the provisions of any agreement relating thereto.

3.16 Regulation U. Gamers and the Hayses do not own or presently intend to acquire any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any of the Loan hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither Gamers and the Hayses nor their agents acting on their behalf have taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

3.17 Presence of Hazardous Materials or Hazardous Materials Contamination. To the best of Gamers' and the Hayses' knowledge and belief, and except as permitted by applicable Laws, no Hazardous Materials are located on any real property owned, operated or controlled by Gamers or the Hayses, including, without limitation, the Real Property Collateral, or for which Gamers and the Hayses is responsible and for which remedial or corrective action would, be required under applicable Laws. To the best of Gamers' and the Hayses' knowledge and belief, and except as permitted by applicable Laws, no property owned, operated or controlled by Gamers or the Hayses, or to be owned, operated or controlled by Gamers or the Hayses, including the Real Property Collateral, has ever been used as a manufacturing, storage, or dump site for Hazardous Materials.

3.18 Patents, Trademarks, Etc. Gamers owns, possesses or has the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises to conduct its business as now conducted, without any known conflict

with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other person.

3.19 Perfection and Priority of Collateral. The Lender has or upon execution of proper recording of this Agreement or any financing statement, will have and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral free of all other Liens, claims and rights of third parties whatsoever, except Permitted Liens.

3.20 Survival; Updates of Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Closing and any advance made hereunder. The Lender acknowledges and agrees that any and all representations and warranties contained in or made under or in connection with this Agreement may be amended, changed or otherwise modified by Gamers and/or the Hayses, with the consent of the Lender, at any time and from time to time after the Closing so as to accurately reflect the matters represented and warranted therein; provided, that such amendments, changes and/or modifications are disclosed in writing to and approved by the Lender. The Lender shall have no obligation to waive any Event of Default due to any present or future inaccuracy of such representation or warranty or to agree to any amendment, change or modification of such representation or warranty.

3.21 Delaware Real Property Collateral. The Real Property Collateral located in Delaware consists of two (2) beach condominiums and one (1) beach lot. This property is held by the Hayses for investment purposes, and is not used as a principal residence. As such, it would not be necessary to an effective reorganization or restructuring of debts in an insolvency proceeding. This real property is encumbered by liens securing indebtedness that exceeds it fair market value, and the Hays lack equity in this property if this Indebtedness remains outstanding.

4. CONDITIONS OF LENDING

Unless Lender shall otherwise agree, Lender shall have no obligation to advance any funds to Gamers and/or the Hayses hereunder unless each of the following conditions precedent shall be satisfied as provided below:

4.1 Documents. There shall have been delivered to Lender, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to Lender:

(a) This Second Amended and Restated Loan Agreement between Gamers, the Hayses and Lender

(b) The Second Amended and Restated Promissory Note made by Gamers in favor of Lender.

(c) The Second Amended and Restated Unconditional Guaranty Agreement executed by the Guarantors Todd S. Hays and Whitney A. Hays.

(d) The Second Amended and Restated Mortgage and Security Agreement executed by the Hayses, granting a lien and security interest in favor of Lender in the real properties, improvements and personal property associated therewith, known as (i) Unit No. 18, King's Grant Condominium, Fenwick Island, Sussex County, Delaware; (ii) Unit No. 59, King's Grant Condominium, Fenwick Island, Sussex County, Delaware and (iii) 199 Bay Avenue, Slaughter Beach, Delaware, to secure the payment and performance of Guaranty of the Note and the other Obligations of the Loan.

(e) The Second Amended and Restated Indemnity Deed of Trust, granting a lien and security interest in favor of Lender in the real property and improvements and personal property associated therewith known as 1705 Gardiner Rd., Hunt Valley, Md., to secure the Guaranty of the Note, the Loan, and the other Obligations of the Loan.

(f) Assignment of Life Insurance Policy (on the life of Todd S. Hays) as Collateral executed by Gamers in favor of Lender (previously executed).

(g) Certificate of an authorized Officer of Gamers in form and content acceptable to Lender certifying resolutions authorizing Gamers to enter into, deliver and perform the transactions, documents and instruments for the Loan, including a certified copy of Gamers articles of incorporation and by-laws and an incumbency certificate.

(h) Evidence of Good Standing of Gamers issued from the Maryland State Department of Assessments and Taxation dated within ten (10) days of Closing.

(i) Evidence satisfactory to Lender that all insurance coverages and all insurance clauses or endorsements required pursuant to the Second Amended and Restated Loan Agreement and the Loan Documents are in effect, together with copies of all insurance policies and endorsements.

(j) Such financing statements as may be required by Lender, including all items provided in paragraph 1.12 above.

(k) An opinion letter from counsel to Gamers addressed to Lender, in a form and content satisfactory to Lender.

(l) Name Affidavits of Todd S. Hays and Whitney A. Hays.

(m)Commitments to reissue updated Lender's Title Insurance as to the Real Property Collateral, (i) policy provided by American Land Title Corp. insuring an amount of up to $600,000.00 as to Maryland Real Property, and (ii) policy provided by William Gee and Saul Ewing, LP insuring an amount of up to $1,200,000.00 as to Delaware Real Property Collateral.

(n) Gap Affidavits of the Hayses as to Real Property Collateral.

(o) Such reports of judgments, liens, title and financing instruments as Lender may determine is necessary.

(p) Such other documents, instruments, opinions, and agreements as the Lender and its counsel may require in their discretion.

4.2 No Default. At Closing, Lender shall be fully satisfied that (a) all of the covenants, conditions, warranties and representations set forth herein and in the Loan Documents have been complied with and are true and complete on and as of such time with the same effect as though such covenants, conditions, warranties and representations had been made on and as of such time, (b) no Event of Default nor any event which, upon the giving of notice and/or the lapse of time, could constitute an Event of Default shall have occurred, and (c) the documents and matters required to be executed, delivered, opined and/or Certified pursuant to **Subsection 4.1** hereof shall be in full force and effect and/or true and complete, as the case may be.

4.3 Legal Matters. At Closing, all legal matters in connection therewith or incidental thereto shall be fully satisfactory to Lender's counsel.

4.4 Deposit Accounts. The Hayses and Gamers shall have established their primary deposit account(s) with Lender, and shall have executed such account documents as Lender shall require to comply with the covenants provided below relative to these accounts.

4.5 Balance Sheet. Gamers shall have provided Lender with financial statements, satisfactory to Lender, which detail Lender's Business Assets Collateral.

4.6 Satisfaction of Term Loan. Gamers shall have completely satisfied, discharged and paid off the Term Loan.

4.7 Additional Loan Funding. Deleted in its entirety.

4.8 Intercreditor Agreements. As provided for hereinafter in Article 6, the execution of an Intercreditor Agreement satisfactory to Lender in its sole but reasonable discretion shall be deemed a condition precedent to any future Approved Indebtedness.

5. AFFIRMATIVE COVENANTS

Gamers and the Hayses covenant and agree with Lender that, until (a) all Obligations have been paid in full, and (b) there exists no commitment by Lender which could give rise to any Obligations, Gamers and/or the Hayses will:

5.1 Financial Statements. Furnish to Lender, or cause to be furnished to Lender, in writing within fifteen (15) days after the end of each month; (a) internally prepared financial statements, certified by an authorized officer as true and correct, in the form of a written statement of income and changes in financial condition for the prior month, and a balance sheet stated as of the end of such prior month, prepared in accordance with generally accepted accounting principles consistently applied and in form and detail satisfactory to Lender; (b) as soon as available and in any event within thirty (30) days after filing, Gamers shall provide Lender with a copy of its federal income tax returns. During the month of April in each calendar year the Loan is outstanding, the Hayses shall provide the Lender with their personal financial statement on a form acceptable to Lender. The Hayses shall provide Lender with their personal tax

returns (including all schedules and K-1's) within fifteen (15) days of filing their tax returns in each calendar year the Loan is outstanding. Gamers and the Hayses shall provide Lender with such additional information, reports or statements as the Lender may from time to time reasonably request.

5.2 Taxes. Pay and discharge all taxes, assessments and governmental charges upon Gamers and/or the Hayses, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Gamers and/or the Hayses in good faith in the normal course of business by appropriate proceedings, provided, however, that (a) Lender shall have been given reasonable prior written notice of intention to contest, (b) nonpayment of the same will not, in Lender's sole but reasonable discretion, materially impair any of the Collateral or Lender's rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations, (c) Gamers and/or the Hayses at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of nonpayment of the same and (d) Gamers and/or the Hayses establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest.

5.3 Company Existence, Continuation of Business and Compliance with Laws. Gamers shall maintain its existence as a corporation in good standing; continue its business operations as now being conducted; and comply with all applicable federal, State and local laws, rules, ordinances, regulations and orders unless and to the extent only that the validity or applicability thereof is being diligently contested by Gamers in good faith by appropriate proceedings, provided, however, that (a) Lender shall have been given reasonable prior written notice of intention to contest, (b) such noncompliance will not, in Lender's sole discretion, materially impair any of the Collateral or Lender's rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations, (c) Gamers at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of such noncompliance and (d) Gamers establishes reasonable reserves for any liabilities or expenses which may arise out of such noncompliance and contest.

5.4 Civil and Criminal Proceedings. Promptly notify Lender in writing of (i) the threatened or actual commencement of a criminal proceeding or investigation against Gamers or the Hayses or (ii) any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Gamers and/or the Hayses.

5.5 Extraordinary Loss. Promptly notify Lender in writing of any event causing extraordinary loss or depreciation of the value of Gamers' assets (whether or not insured) or any of The Hayses' assets and the facts with respect thereto.

5.6 Books and Records. Keep and maintain proper and current books and records for Gamers in accordance with GAAP and permit access by Lender to reproduction by Lender of and copying by Lender from, such books and records during normal business hours. All reasonable costs and expenses of such inspections and examinations shall be paid by Gamers.

5.7 Conferences with Members. Permit Lender to discuss Gamers' affairs, finances and accounts with any officers, directors, shareholders, investors or lenders of Gamers.

5.8 Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of Gamers' business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of Gamers' business. The Hayses shall maintain the Real Property Collateral and personal property collateral in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary.

5.9 Insurance. Maintain with duly licensed insurers and in amounts satisfactory to Lender such insurance on Gamers' tangible personal property and on the Business Premises and the Collateral against such risks and with such loss deductible amounts as may be satisfactory to Lender.

5.10 Evidence of Insurance. Deliver to Lender from time to time, and periodically if Lender shall so require, evidence satisfactory to Lender that all insurance and endorsements required pursuant to this Agreement and the Loan Documents are in effect.

5.11 Further Assurances and Corrective Instruments. Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender from time to time such supplements hereto and such financing statements and other instruments and documents as may be requested by Lender to protect and preserve the Collateral, Lender's security interest therein, perfection of Lender's security interest and/or Lender's rights and remedies hereunder. Upon request of the Lender or closing agent for Lender, or Lender's successors or assigns, Gamers and the Hayses will execute any document or instrument that should have been signed at or before closing of the loan, or which was incorrectly drafted and/or incorrectly signed, and agree to fully cooperate in the adjustment or correction of clerical errors and in the execution or correction of any and all loan closing documentation deemed necessary or desirable in the reasonable discretion of the Lender. Gamers and the Hayses understand and agree that if they do not provide to the Lender, within 10 days after the Closing of the Loan, all the documents required to complete the loan transaction, then the Lender at its option, may consider the Loan to be in default and the principal amount of the Loan may be subject to acceleration.

5.12 Financial Information. Deliver to Lender promptly upon Lender's request, and periodically if Lender shall so require, such written statements, schedules or reports (which shall be Certified if required by Lender) in such form, containing such information and accompanied by such documents as may be satisfactory to Lender from time to time concerning the Collateral, Gamers' and/or each the Hayses' financial condition or business operations or any other matter or matters.

5.13 Notice of Event of Default. Immediately notify Lender in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default or which might materially and adversely affect the financial conditions or operations of Gamers and/or the Hayses and the facts with respect thereto.

5.14 ERISA. Gamers shall (a) at all times maintain each of its employee pension benefit plans, as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), in conformity with all applicable provisions of ERISA and other federal and State statutes relating to employee benefit plans; (b) at all times make prompt payments of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each such plan; (c) if requested by Lender, promptly after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (d) notify Lender immediately of any fact, including, without limitation, any "Reportable Event" (as that term is defined in Section 4043(b) of ERISA) arising in connection with any such plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the plan; and (e) furnish to Lender, promptly upon its request therefor such additional information concerning any such plan as Lender may request.

5.15 Continuance of Business. Continue to operate the business as set forth in Gamers' loan application to Lender and not to acquire or operate any other business enterprises which have not been previously disclosed to Lender and consented to by Lender in writing. Not make any distribution of company assets that will adversely affect the financial condition of Gamers.

5.16 Proceeds. Gamers shall use the proceeds of the Loan only for the working capital and to purchase letters of credit in connection with its business and to pay the costs, expenses, and fees payable by Gamers under this Agreement and the other Loan Documents.

5.17 Hazardous Materials: Contamination. Gamers and the Hayses agree to, (a) give notice to the Lender immediately upon Gamers' or the Hayses acquiring knowledge of the presence of any Hazardous Materials (other than those stored in compliance with applicable Laws and are in Gamers' possession in the ordinary course of business) on any property owned or controlled by Gamers or the Hayses or for which Gamers is responsible or of any Hazardous Materials Contamination with a full description thereof for which remedial or corrective action is required; (b) promptly take action to comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such action, which action must be in all respects sufficient to avoid any penalty, assessment or notice of non-compliance with any required remedial or corrective action on the part of any Governmental Authority; (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of Hazardous Materials described in item (b) or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by Gamers or the Hayses or for which Gamers or the Hayses are responsible; and (d) defend, indemnify and hold harmless the Lender and its employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous

Materials on any property owned or controlled by Gamers or the Hayses or for which Gamers is responsible for any Hazardous Materials Contamination.

5.18 USA Patriot Act Verification Information. The Hayses and Gamers shall provide, or have provided, information or documentation sufficient for Lender to verify the identity of the Loan's Obligors in accordance with the USA Patriot Act.

5.19 Deposit Accounts. Gamers and the Hayses shall establish and maintain their primary deposit account(s) with Lender as long as any part of the Loan remains outstanding. In the event the Hayses or Gamers, move their respective primary deposit relationships out of Lender while any part of the Loan remains outstanding without Lender's written consent and/or without being related to Approved Indebtedness, as defined below and in paragraph 6.1, the Loan's interest rate will increase as provided in paragraph 3 of the Note at such time, and remain outstanding, during the remaining term of the Loan. In the event that Gamers secures further Approved Indebtedness as provided for and in strict accordance with Section 6.1, Lender shall agree to subordinate its interests under this section in Gamers' Deposit Accounts. Lender's agreement under this Section and Section 6.1 shall have no effect on its control over the Hayses' Deposit Accounts which shall be held by Lender in accordance with this Section.

5.20 Control of Deposit Accounts. Gamers and the Hayses agree to execute contemporaneously herewith a Deposit Account Control Agreement covering the Deposit Accounts set forth in paragraph 5.19 above.

5.21 Notice of Default as to Funded Debt. Gamers shall, within two (2) days of default provide Lender with written notice of any alleged or actual default in any debt financing (the "**Funded Debt**"), including debt obligations to Allegiance and under any other Approved Indebtedness as defined in Article 6 hereinafter.

5.22 Insolvency Covenant. The Hayses hereby waive, and forever release, any right they have to assert in any future insolvency proceeding that (i) they have equity in the Real Property Collateral located in Delaware and that such property is necessary for an effective reorganization; and (ii) they can provide adequate protection to Lender while they prosecute any insolvency proceeding.

5.23 Agreement Regarding Lien Securing Bank of America Home Equity Loan. The Hayses and Gamers promised to obtain the termination and/or release of the Deed of Trust securing the home equity loan indebtedness in favor of Bank of America. This indebtedness was supposed to have been refinanced by a loan from Lender; however, upon receiving the payoff, Bank of America refused to release its Home Equity Deed of Trust lien. Without waiving any of its rights or remedies asserted in case number 03-C-09-007780 in the Maryland Circuit Court for Baltimore County (the "Case"), Lender agrees that the existence of the lien set forth in this Section 5.23 shall not constitute a default hereunder and shall not accelerate the amounts due hereunder PROVIDED THAT the terms of the instrument evidencing this lien as approved by Lender prior to the date of this Agreement do not allow for any further advances and or additional costs or fees, and that the total obligation of the Hayses under this lien during the term of the Second Amended and Restated Loan is never greater than $313,275.57, as reported by the Hayses to the Lender on August 5, 2009. Upon the Hayses providing documents reasonably satisfactory to Lender that the Home

Equity Deed of Trust lien has been so modified, Lender shall file documentation dismissing the Case with prejudice.

6. NEGATIVE COVENANTS

Gamers and the Hayses covenant and agree with Lender that, until (a) all Obligations have been paid in full and (b) there exists no commitment by Lender which could give rise to any Obligations, Gamers and the Hayses will not, directly or indirectly, without Lender's prior written consent:

6.1 Indebtedness. Create, incur, assume or permit to exist, directly or indirectly any Indebtedness except: (a) Indebtedness to Lender; (b) trade Indebtedness (which shall not include any borrowing, trade acceptance or notes given in settlement of trade Indebtedness) incurred in the ordinary course of business and, unless in dispute, not more than thirty days past due; (c) existing Indebtedness previously disclosed by Gamers and/or the Hayses to Lender in writing; and (d) Indebtedness which shall be consented to by Lender in writing in advance, in Lender's sole but reasonable discretion, and if required by Lender, subordinated to the Obligations by a written agreement satisfactory to Lender in form and substance; and (e) ordinary consumer indebtedness by the Hayses which does not materially affect the Hayses' personal financial net worth. Notwithstanding the foregoing, Lender acknowledges that Gamers intends to and shall be permitted to incur additional Indebtedness to which the Lender will subordinate its interests hereunder and under the Loan Documents, including its rights to maintain Gamers' depository accounts, PROVIDED THAT prior to the funding of any such Indebtedness, the Lender and the lender of this additional Indebtedness ("**Approved Lender**") shall have executed an Intercreditor Agreement in form and substance acceptable to Lender in its sole but reasonable discretion. Any such additional Indebtedness shall be an "**Approved Indebtedness**".

6.2 Liens. Create, incur, assume or permit to exist, directly or indirectly, any lien upon any of Gamers's properties or assets, now or hereafter owned by Gamers, or the Collateral, other than Permitted Liens.

6.3 Merger. Have Gamers enter into or be a party to any merger, consolidation, reorganization or exchange of stock or assets.

6.4 Sale of Assets. etc. Sell, assign, transfer, convey or lease any interest in all or any substantial part of Gamers property except in the ordinary course of Gamers' business as now being conducted; purchase or otherwise acquire all or substantially all of the assets of any other person or persons, or any shares of stock of, or similar interest in, any other person or persons. Not make any change in ownership structure of stock in Gamers' business during the term of the Loan, without the express consent of Lender, which shall not be unreasonably withheld.

6.5 Fiscal Year. Change Gamers' fiscal year.

6.6 Subsidiaries. Organize or cause to exist any subsidiaries of Gamers without Lender's prior written consent, which consent may be conditioned, without limitation, upon the granting by such subsidiary of a guarantee of payment of the Note and all other indebtedness of

Gamers or the Hayses to Lender. The Lender shall have the right at any time and from time to time at its sole discretion to require any existing subsidiaries to guarantee the Obligations.

6.7 Change of Name. Change the name of Gamers.

6.8 Trade Names. Have Gamers use any trade name other than Gamers' true corporate name.

6.9 ERISA Compliance. Have Gamers engage in any "prohibited transaction" (as defined in Section 406 or Section 2003(a) of ERISA and not otherwise exempted under Title I, Part 4 of ERISA), any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, or terminate any pension plan in a manner which could result in the imposition of a Lien on the property of Gamers pursuant to Section 4068 of ERISA.

6.10 Dividends, Stock Redemptions. Have Gamers directly or indirectly declare or pay any dividend on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock or make any advances or loans or pay any bonus to employees or stockholders other than tax distributions.

6.11 Sale of Interests. Sell, convey, transfer, assign, pledge, or otherwise encumber any of the equity interests of Gamers to any person, saving and excepting those shares of stock previously pledged to Allegiance in evidence of Gamers' Indebtedness to Allegiance.

6.12 Loans and Guaranties. Loan or make advances to any other person or guarantee, indorse or otherwise be or become liable or contingently liable in connection with the obligations or Indebtedness of any other person, firm or corporation, directly or indirectly, except:

(i) as an endorser of negotiable instruments for the payment of money deposited to Gamers' bank account for collection in the ordinary course of business;

(ii) trade credit extended in the ordinary course of Gamers' business;

(iii) advances made in the usual course of business to officers and employees of Gamers for travel and other out-of-pocket expenses incurred by them on behalf of Gamers in connection with such business;

(iv) indebtedness incurred in consumer transaction which does not materially affect the Hayses' personal financial net worth; or

6.13 Leases. Have Gamers become liable as lessee with respect to any lease of any property, real, personal or mixed, except as may be reasonably approved by Lender. Lender acknowledges that Gamers has entered into a lease for the space identified as its Business Premises (the "**Business Premises Lease**"), which shall be delivered to Lender for its reasonable approval in order to be saved and excepted from the terms of this paragraph.

6.14 Asset Investments. Have Gamers make any investments in non-current assets (which shall include fixed assets and capitalized value of leased equipment and leased real property).

6.15 Funded Debt. Have Gamers redeem, call for redemption, purchase or otherwise acquire or retire, directly or indirectly, or make any optional prepayment of principal on, any Funded Debt, saving and excepting those payments to Allegiance as previously scheduled and maintained, or amend, alter or otherwise modify the provisions relating to any Funded Debt, if the affect of such amendment, alteration or modification would or might be to accelerate such Funded Debt. For the purposes of this Loan Documents, "**Funded Debt**" shall include any obligation of Gamers to any person other than Lender payable more than one year from the date of its creation which, under GAAP, is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

7. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an "**Event of Default**":

7.1 Failure to Pay. The failure of Gamers, the Hayses or other Obligor to pay any of the Obligations when due.

7.2 Covenants and Agreements. The failure of Gamers, the Hayses or other Obligor to perform, observe or comply with any of the covenants of this Agreement or any of the Loan Documents.

7.3 Information, Representations and Warranties. If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report or any other document given by Gamers, the Hayses or by any person in connection with the Obligations, with the Collateral, or with any of the Loan Documents is not in all respects true and accurate or if Gamers, the Hayses or such other person omitted to state any material fact or any fact necessary to make such information not misleading.

7.4 Default under Loan Documents. The occurrence of an Event of Default under any of the Loan Documents.

7.5 Default on Other Obligations. The occurrence of any default under any other borrowing if the result of such default would permit the acceleration of the maturity of any note, loan or other agreement between Gamers or the Hayses and any person other than the Lender.

7.6 Insolvency. Gamers, the Hayses or other Obligor shall be or become insolvent (as defined in Section 101 of the United States Bankruptcy Code) or unable to pay their debts as they become due, or admit in writing to such insolvency or to such inability to pay their debts as they become due.

7.7 Involuntary Bankruptcy. There shall be filed against Gamers, the Hayses or other Obligor an involuntary petition or other pleading seeking the entry of a decree or order for

relief under the United States Bankruptcy Code or any similar federal or state insolvency or similar laws ordering: (i) the liquidation of Gamers, the Hayses or such Obligor or (ii) a reorganization of Gamers, the Hayses, or such Obligor or the business and affairs of Gamers, the Hayses or such Obligor, or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Gamers, the Hayses or other Obligor of the property of Gamers, the Hayses or such Obligor and the failure to have such petition or other pleading denied or dismissed within forty-five (45) calendar days from the date of filing.

7.8 Voluntary Bankruptcy. The commencement by Gamers, the Hayses or other Obligor of a voluntary case under the federal bankruptcy laws or any federal or state insolvency or similar laws or the consent by Gamers, the Hayses or other Obligor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for Gamers, the Hayses or other Obligor of any of the property of Gamers, the Hayses or other Obligor or the making by Gamers, the Hayses or other Obligor of an assignment for the benefit of creditors, or the failure by Gamers, the Hayses or other Obligor generally to pay their debts as the debts become due.

7.9 Judgments, Awards. The entry of any judgment, order, award, or decree against Gamers, the Hayses or other Obligor and a determination by the Lender, in good faith but in its sole discretion, that the same, when aggregated with all other judgments, orders, awards and decrees outstanding against Gamers, the Hayses or other Obligor, could have a material adverse effect on the prospect for the Lender to fully and punctually realize the full benefits conferred on the Lender by this Agreement.

7.10 Injunction. The injunction or restraint of Gamers, the Hayses or other Obligor in any manner from conducting its business in whole or in part and a determination by the Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for the Lender to fully and punctually realize the full benefits conferred on the Lender by this Agreement.

7.11 Attachment by Creditors. Any assets of Gamers, the Hayses or other Obligor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by the Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for the Lender to fully and punctually realize the full benefits conferred on the Lender by this Agreement.

7.12 Dissolution, Merger, Consolidation, Reorganization. The voluntary or involuntary dissolution, merger, consolidation, winding up or reorganization of Gamers or other Obligor or the occurrence of any action preparatory thereto.

7.13 Adverse Change in Financial Condition. The reasonable determination in good faith by the Lender that material adverse change has occurred in the financial condition of Gamers, the Hayses or other Obligor from the conditions set forth in the most recent financial statement or reports of Gamers, the Hayses or such Obligor heretofore furnished to the Lender or from the financial condition of Gamers or the Hayses as heretofore most recently disclosed to the Lender in any other manner.

7.14 Adverse Change in Value of Collateral. The reasonable determination in good faith by the Lender that the security for the Obligations is or has become inadequate.

7.15 Prospect of Payment or Performance. The reasonable determination in good faith by the Lender that the prospect for payment or performance of any of the Obligations is impaired for any reason.

7.16 Right to Cure. If any non-payment default is curable, it may be cured, if the Obligor: (1) cures the default within fifteen (15) days of notice from Lender, or (2) if the cure requires more than fifteen (15) days from the date of such notice, immediately initiates steps which Lender deems in Lender's sole but reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

8. RIGHTS AND REMEDIES

8.1 Rights and Remedies of Lender. Upon and after the occurrence of an Event of Default, Lender may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Lender under the Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently

a) Declare the Note, the Guaranty, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of any Event of Default referred to in **Sections 7.7, 7.8 and 7.9** above, the unpaid Principal balance of the Note and the Guaranty, together with all accrued and unpaid interest and all other Obligations then outstanding shall be automatically due and payable by Gamers and the Hayses to Lender without notice, presentment or demand:

b) Institute any proceeding or proceedings to enforce the Obligations and any liens of Lender.

c) Take possession of the Collateral, and for that purpose, so far as Gamers or the Hayses may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, GAMERS AND THE HAYSES HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require Gamers and/or the Hayses, at Gamers' and/or the Hayses' expense, to assemble and deliver the Collateral to such place or places as Lender may designate.

d) Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Gamers in order to continue or complete performance of Gamers' or the Hayses' obligations under any contracts of Gamers or the Hayses), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law.

e) With respect to any accounts, notify any account debtors and other obligors thereon to make payments thereon directly to Lender, take control of the cash and non-cash proceeds thereof, demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility therefor to Gamers or the Hayses of any of the Obligations.

8.2 Power of Attorney. Effective upon the occurrence of an Event of Default, Gamers and the Hayses hereby designate and appoint Lender and its designees as attorney-in-fact of Gamers and the Hayses, irrevocably and with power of substitution, with authority to endorse Gamers' and the Hayses' name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Lender's possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Lender's sole discretion, to carry out and enforce this Agreement and the Loan Documents. All acts of said attorney or designee are hereby ratified and approved by Gamers and the Hayses and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Lender which could give rise to any Obligations.

8.3 Notice of Disposition of Collateral. It is mutually agreed that commercial reasonableness and good faith require Lender to give Gamers and the Hayses no less than 10 days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.

8.4 Costs and Expenses. Gamers and the Hayses agree to pay to Lender on demand the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights hereunder, under the Loan Documents or under applicable law, and all expenses, including attorney's fees and court costs paid or incurred by Lender in exercising or enforcing any of its rights hereunder, under the Loan Documents or under applicable law together with interest on all such expenses paid by Lender (the "**Enforcement Costs**" or "**Liquidation Costs**") at the highest rate and calculated in the manner provided in the Note. The provisions of this Subsection shall survive the termination of this Agreement and Lender's security interest hereunder and the payment of all other Obligations.

9. MISCELLANEOUS

9.1 Performance for Gamers and/or the Hayses. Gamers and the Hayses agree and hereby authorize that Lender may, in Lender's sole discretion, but Lender shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Gamers or the Hayses, without prior notice to Gamers or the Hayses, in order to insure Gamers' and/or the Hayses' compliance with any covenant, warranty, representation or agreement of Gamers or the Hayses made in or pursuant to this Agreement or any of the Loan Documents, to continue or complete, or cause to be continued or completed, performance of Gamers' or the Hayses' obligations under any contracts of Gamers or the Hayses, to cover overdrafts in any checking or other accounts of Gamers or the Hayses at Lender or to preserve or protect any right or interest of Lender in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Gamers or the Hayses; provided however, that the making of any such advance by Lender shall not constitute a waiver by Lender of any Event of Default with respect to which such advance is made nor relieve Gamers or the Hayses of any such Event of Default. Gamers and the Hayses shall pay to Lender upon demand all such advances made by Lender with interest thereon at the highest rate and calculated in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Lender's security interest hereunder and the payment of all other Obligations.

9.2 Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, Gamers and the Hayses agree to pay to Lender on demand the amount of all expenses paid or incurred by Lender (including the fees and expenses of its counsel) in connection with the preparation of all written commitments of Lender antedating this Agreement, this Agreement and the Loan Documents and all documents and instruments referred to herein and all expenses paid or incurred by Lender in connection with the filing or recordation of all financing statements and instruments as may be required by Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Gamers and the Hayses agree to save harmless and indemnify Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by Lender in connection with this Agreement. The provisions of this Subsection shall survive the termination of this Agreement and Lender's security interest hereunder and the payment of all other Obligations.

9.3 Applications of Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Lender's possession may be applied by Lender to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole but reasonable discretion.

9.4 Waivers by Gamers and/or the Hayses. Gamers and the Hayses hereby waive, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of Gamers and/or the Hayses against Lender on account of actions taken or not taken by Lender in the exercise of Lender's rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all rights of redemption of

Gamers and/or the Hayses with respect to the Collateral; (d) in the event Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (e) presentment, demand for payment, protest and notice of non-payment and all exemptions; (f) any and all other notices or demands which by applicable law must be given to or made upon Gamers and/or the Hayses by Lender; (g) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Obligations; (h) trial by jury in any action or proceeding of any kind or nature in connection with any of the Obligations, this Agreement or any of the Loan Documents; and (i) substitution, impairment, exchange or release of any Collateral for any of the Obligations. Gamers and the Hayses agree that Lender may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

9.5 Waivers by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power or remedy hereunder, under any of the Loan Documents or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.6 Lender's Setoff. Lender shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Lender, any debt owing to Gamers or the Hayses by Lender, including, without limitation, any funds in any checking or other account now or hereafter maintained by Gamers or the Hayses at Lender. Gamers and the Hayses hereby confirm Lender's right to a banker's lien and setoff, and nothing in this Agreement or any of the Loan Documents shall be deemed a waiver or prohibition of Lender's right of a banker's lien and setoff.

9.7 Confession of Judgment. Upon the occurrence of any Event of Default as provided hereinabove, Gamers and the Hayses authorize any attorney admitted to practice before any court of record in the United States to appear on behalf of Gamers and/or the Hayses in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST GAMERS AND/OR THE HAYSES, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF GAMERS OR THE HAYSES FOR PRIOR HEARING, in favor of Lender for the unpaid balance of the Obligations, including interest, court costs, late charges, expenses and attorneys fees of fifteen percent (15%) of the total amount then due hereunder. Notwithstanding the amount of any such judgment the Lender agrees by accepting this Agreement to use reasonable efforts to obtain legal counsel who will charge the Lender for services on an hourly basis, at his or her customary hourly rate(s) and only for time expended and actual expenses incurred, and Lender agrees not to enforce a judgment for legal fees against Gamers or the Hayses in an amount in excess of the fees and expenses actually charged to the Lender for services rendered by, and for actual expenses incurred by its counsel in connection with such confession of judgment and the collection of all amounts owed by Gamers and/or the Hayses to Lender. Gamers and the Hayses waive the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon Gamers or the Hayses any right or privilege of exemption, summons and other process, all errors and rights of appeal, homestead rights, stay of execution or stay of supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The

authority and power to appear for and enter judgment against Gamers or the Hayses shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as Lender shall deem necessary or advisable, for all of which this Agreement shall be sufficient authority.

9.8 Modifications. No modifications or waiver of any provision of this Agreement or any of the Loan Documents, and no consent by Lender to any departure by Gamers and/or the Hayses therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Gamers and/or the Hayses in any case shall entitle Gamers and/or the Hayses to any other or further notice or demand in the same, similar or other circumstances.

9.9 Notices. Any notice or other communication in connection with this Agreement shall be given in the manner provided in the Note. Notwithstanding anything to the contrary provided in the Note, all notices and demands for payment from the Lender actually received in writing by Gamers shall be considered to be effective upon receipt thereof by Gamers regardless of the procedure or method utilized to accomplish such delivery thereof to Gamers.

9.10 Applicable Law and Consent to Jurisdiction. The performance and construction of this Agreement and the Loan Documents shall be governed by the internal laws of the State of Maryland. Gamers and the Hayses agree that any suit, action or proceeding instituted against Gamers and/or the Hayses with respect to any of the Obligations, the Collateral, this Agreement or any of the Loan Documents may be brought in any court of competent jurisdiction located in the State of Maryland. By its execution hereof, Gamers and the Hayses hereby irrevocably waive any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. Gamers and the Hayses hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

9.11 Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Lender which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Lender hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Lender assigns the Note, this Agreement, and/or its security interest in the Collateral, Lender shall give written notice to Gamers and the Hayses of any such assignment. All covenants, agreements, representations and warranties by or on behalf of Gamers and/or the Hayses which are contained in this Agreement and the Loan Documents shall inure to the benefit of Lender, its successors and assigns. Gamers and/or the Hayses may not assign this Agreement or any of its rights hereunder without the prior written consent of Lender.

9.12 Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

9.13 Merger and Integration. This Agreement and the attached Schedules (if any) contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

9.14 WAIVER OF JURY TRIAL. GAMERS AND THE HAYSES HEREBY (i) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE LENDER, GAMERS AND/OR THE HAYSES MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, WHETHER INITIATED BY GAMERS OR THE HAYSES AGAINST THE LENDER OR INITIATED BY THE LENDER AGAINST GAMERS OR THE HAYSES. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GAMERS AND THE HAYSES AND GAMERS AND THE HAYSES HEREBY AGREE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND GAMERS, THE LENDER, AND/OR THE HAYSES SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. GAMERS AND THE HAYSES REPRESENT AND WARRANT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.16 Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

9.17 Recitals. The Recitals hereto are hereby incorporated into and made a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed under seal as of the date first above written.

ATTEST/WITNESS:

GAMERS – Gamers Factory, Inc., a Maryland corporation

By:________________________(SEAL)
Name: Todd S. Hays
Title: President

LENDER – The Columbia Bank

By:________________________(SEAL)
Name: David B. Wodding
Title: Group Vice President

THE HAYSES

________________________(SEAL)
Todd S. Hays

Whitney A. Hays POA ________________________(SEAL)
Whitney A. Hays